CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-165112 on Form S-3 of our report dated March 31, 2010 relating to the consolidated financial statements, appearing in Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010, of Telestone Technologies Corporation for the year ended December 31, 2009.

/s/ Mazars CPA Limited

Mazars CPA Limited
Certified Public Accountants
Hong Kong
May 10, 2010